Exhibit 10.23

RAW PLASMA SUPPLY AGREEMENT
(English Translation)

Party A: Shandong Taibang Biological Products Co., Ltd

Party B: Liao Cheng Tiantan Plasma Collection Station Co., Ltd

Liao Cheng Tiantan Plasma Collection Station CO., Ltd (Party B), as a partner of Shandong Taibang Biological Products Co., Ltd for assembling blood plasma, which management and plasma collection should accord with the request of "Blood Products Management Regulation", "Fundamental Standard of Plasma Collection Station" and "Good Manufacturing Practice of Plasma Collection Station". And according to the approval of Shandong Province Administrative Department in charge of health, both parties establish the supply agreement.

1.     Supply Task

Plasma supply should be up to 40 tons, including tetanus (or rabies antibody, hepatitis B) immunity plasma should be 10 tons (antibody titer 4IU)

2.     Quality standard of plasma

A     Negative HbsAg

B     Negative anti-HCV

C     Negative anti-HIV

D     ALT 25 units (ALT)

E     Negative reaction of serum to RPR

F     The content of plasma protein 55g/l

G     No virus pollution

H     Other testing items should accord with the request of Health Department. Appearance: Plasma should be clear liquid, no visible lipemia, chyle, fibrin separate out, macroscopic red blood cell and any irregularity finding.

3.     Records and Label

A     Each bag should supply the complete collection record. In the record, there are name of donation's name, plasma number, blood type, quantity, collection date, physical examination, lab report and so on.

B     Each bag should have the complete label. In the label, there are donation's name, card number, blood type, plasma number, collection date, quantity and plasma company's name.

C     Each 25 bags shall be packed in one box. All shall have packing list. In the packing list, there are the number of donation, bags and donation's lab reports. The number of donation, bags and lab reports are consistent with collection record.

4.     Plasma specimens and numbering

A     Each bag should supply the plasma specimen used in the reinspection. The length of specimen tube is longer than 15cm, and should be stuck the label which is consistent with the plasma number.

B     Plasma specimen tube opens with the plasma bag. Heating seal two terminal to make sure plasma in the tube is consistent with plasma in the bag.

C     Common plasma and special plasma should be numbered respectively. Workers should number continuously in one year and can not be reusage, omitted.

D     Number of common plasma should be "07000001-07152689". "07" stands for the year and "152689" is the number of collection plasma in the year round. Number of special plasma should add "y", "k" or "p" at the beginning. "y" stands for hepatitis B immunity plasma, "k" stands for the rabies immunity plasma and "p" is tetanus immunity plasma. Such as "k07000001-k07015566" stands for collecting 155666 per person rabies immunity plasma aggregately in the year round.

5.     Settlement of plasma

A     Qualified plasma supplied by Party B should be paid the processing expenses at a rate of RMB430,000 per ton by Party A.

B     For the immunity plasma of between 4-8IU and more than 8IU, Party A should add the production cost at the rate of RMB 20 per bag and RMB 30 per bag respectively. It should be used for the compensation of the immunity plasma donor and the related expense during the immunity process.

C     Production cost include donor's nutrition fee, travel expenses and other expenses

D     The content of plasma protein 55g/l which reduce 1g/l, the plasma fund should be deducted at a percentage of 1.8.

E     If any quality requirement of supplied plasma is not up to standard during the course of examination of Party A, Party A must immediately call Party B for a joing re-examination. If the particular bag of plasma is still failed the re-examination, no fees will be paid for that bag of sub-standard plasma and it shall be destroyed right away.

F     Plasma fund shall be settlement at each quarter and checked by Party A's blood source department, finance department and Party B's finance department.

6.     Plasma packing and transport

A     According to government standard(GB14232), packing shall use one-off and no damage plastic blood bag. In the transportation, there completed external packing.

B     Each batch shall have record of entrance and exit. According to the record, we can find the information of each batch.

C     Party A shall undertake the transportation task. The temperature in the transportation shall be controlled at -15 .

7.     Other items

A     Collection plasma shall be stored in single and can not be mixed.

B     Storing on at -30 as soon as possible after collection, and ensure to congeal to in 6 hours.

C     The net weight of each bag is 580ml (600g).

D     Party A has a responsibility for Party B's guidance and technology training and does a quality check at a half year.

8.     Matters not mentioned in this Agreement, if arise, shall be negotiated by both Parties.

9.     There are five sets. Each party shall hold one set of the agreement and send one set to health department of province, city and county.

10.   This agreement shall effective on the day when signed and expired on Dec 31, 2008 chopped by both Parties.

Party A: Shandong Taibang Biological Products Co., Ltd

Party B: Liao Cheng Tiantan Plasma Collection Station Co., Ltd

November 1, 2007